PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-96061



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                    Share          Primary
                             Name of Company                         Ticker        Amounts     Trading Market
                             ---------------                         ------        -------     --------------
           3Com Corporation                                           COMS            3            NASDAQ
           Adaptec, Inc.                                              ADPT            1            NASDAQ
           Apple Computer, Inc.                                       AAPL            4            NASDAQ
           Ciena Corporation                                          CIEN            2            NASDAQ
           Cisco Systems, Inc.                                        CSCO            26           NASDAQ
           Dell Inc.                                                  DELL            19           NASDAQ
           EMC Corporation                                            EMC             16            NYSE
           Extreme Networks, Inc.                                     EXTR            2            NASDAQ
           Foundry Networks, Inc.                                     FDRY            1            NASDAQ
           Gateway, Inc.                                              GTW             2             NYSE
           Hewlett-Packard Company                                    HPQ          22.2225          NYSE
           International Business Machines Corporation                IBM             13            NYSE
           Juniper Networks, Inc.                                     JNPR            2            NASDAQ
           McDATA Corporation                                        MCDTA       0.588910419       NASDAQ
           Network Appliance, Inc.                                    NTAP            2            NASDAQ
           Napster, Inc.                                              ROXI          0.1646         NASDAQ
           Sun Microsystems, Inc.                                     SUNW            25           NASDAQ
           Sycamore Networks, Inc.                                    SCMR            2            NASDAQ
           Unisys Corporation                                         UIS             2             NYSE
           Veritas Software Corporation                               VRTS          0.893          NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2005.